                                  AMERICAN HONDA FINANCE CORPORATION

                    MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  February 1,  through February 29, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                      $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                       93.75%
(C) Original Class A Certificate Balance                                          $1,012,546,508.13
(D) Class A Certificate Rate                                                                   5.85%
(E) Original Class B Certificate Balance                                             $67,503,100.54
(F) Class B Certificate Rate                                                                   5.85%
(G) Servicing Fee Rate                                                                         1.00%
(H) Original Weighted Average Coupon (WAC)                                                     7.59%
(I) Original Weighted Average Remaining Term (WAM)                                            42.14 months
(J) Number of Contracts                                                                      90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                             0.15%
    (ii)   Reserve Fund Initial Deposit                                               $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                              0.75%
    (iv)   Specified Reserve Fund Balance                                             $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                          1.50%
    (vi)   Reserve Fund Floor Amount                                                 $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                        $324,014,882.40
    (viii)  Reserve Fund Ceiling Amount                                              $32,401,488.24
(L)  Original Yield Supplement Deposit                                               $11,931,514.53
(M)  Original Letter of Credit Amount                                                $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                      165,400,049.78
(B) Total Portfolio Pool Factor                                                           0.1531412
(C) Class A Certificate Balance                                                      155,062,546.67
(D) Class A Principal Factor                                                              0.1531412
(E) Class B Certificate Balance                                                      $10,337,503.11
(F) Reserve Fund Balance                                                              10,842,536.78
(G) Outstanding Interest Advance                                                         714,982.17
(H) Payahead Account Balance                                                             963,795.88
(I) Cumulative Net Losses for All Prior Periods                                        7,856,655.26
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.48%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                              19.38 months
(L) Number of Contracts                                                                      41,181
(M) Yield Supplement Balance                                                             159,675.44


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                              3,272,475.76
    (ii)  Prepayments in Full                                                            981,193.28
    (iii) Prepayments in Full Due to Repurchases                                              $0.00
(B) Precomputed Contracts Total Collections                                            4,654,837.98
(C) Simple Interest Contracts
    (i)   Collected Principal                                                         11,597,535.80
    (ii)  Collected Interest                                                             834,549.71
    (iii) Repurchased Receivables Principal                                                    0.00
    (iv)  Repurchased Receivables Interest                                                     0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                              206,010.62
    (ii) Current Advance Amount                                                          265,426.43

(E) Interest Advance for Simple Interest - Net (If positive, Additional Adva                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                                297,999.38
    (ii) Additional Payaheads                                                            163,120.25
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.59%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                          19.09 months
(I) Remaining Number of Contracts                                                            38,458

(J) Delinquent Contracts                                   Contracts                          Amount

    (i)   31-60 Days Delinquent                                 591    1.54%             $3,176,419  2.13%
    (ii)  61-90 Days Delinquent                                 111    0.29%                637,229  0.43%
    (iii) Over 90 Days Delinquent                                24    0.06%                141,683  0.09%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                                   0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                      48,230.13
(C) Investment Income on Yield Supplement Balance                                              0.00
(D) Aggregate Net Losses for Collection Period                                             2,338.30
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                               241,229.48
    (ii)  Net Liquidation Proceeds Received During the Collection Period                 102,681.43
    (iii) Recoveries on Previously Liquidated Contracts                                  136,209.75
(F) Number of Vehicles Repossessed During the Collection Period                                  27


                                  AMERICAN HONDA FINANCE CORPORATION

                   MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  February 1,  through February 29, 2000
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii+C(C)i)              15,851,204.84
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(C)ii - C(D)i + ii))           1,295,134.46
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                             238,891.18
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                                     0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                                 0.00

(F) Total Collections (A+B+C+D+E)                                                     17,385,230.48
(G) Net Simple Interest Advance Amount  (C(E))                                                 0.00

(H) Total Collections and Advances (F+G)                                              17,385,230.48

(I) Yield Supplement Deposit                                                              38,131.27

(J) Total Available Amount (F+G+H)                                                    17,423,361.75


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                        15,851,204.84
(B) Principal on Repurchased Contracts (I(D))                                                  0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                            241,229.48

(D) Total Principal Reduction (A+B+C)                                                 16,092,434.32

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)/12*B(C))                                755,929.92
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                            15,086,657.18

    (iii) Total Distributable Amount (i+ii)                                           15,842,587.10

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)/12*B(E))                                 50,395.33
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                                   1,005,777.15

    (iii) Total Distributable Amount (i+ii)                                            1,056,172.48

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                      137,833.37
    (ii)  Class A Amount (II(E)iii)                                                   15,842,587.10
    (iii) Class B Amount (II(F)iii)                                                    1,056,172.48
    (iv)  Deposit to Reserve Fund (If Positive, the lesser of (IV(H)-(A)) an             386,768.81
    (v) Excess Amount after Distribution of (i)-(iv) (I(J)-(II(G)i+ii+iii+iv                   0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                                   17,423,361.75

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                               0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(H))             17,423,361.75


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                    Beginning                         End
                                                    of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                         165,400,049.78                  149,307,615.46
    (ii)  Total Pool Factor                               0.1531412                       0.1382414
    (iii) Class A Certificate Balance                155,062,546.67                  139,975,889.49
    (iv)  Class A Principal Factor                        0.1531412                       0.1382414
    (v)   Class B Certificate Balance                 10,337,503.11                    9,331,725.97

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                        8.48%                           8.59%
    (ii)  Weighted Average Remaining Maturity                  19.38 months                    19.19 months
    (iii) Remaining Number of Contracts                       41,181                          38,458


(C) Outstanding Advance Amount                          $714,982.17                     $774,397.98

(D) Outstanding Payahead Balance                        $963,795.88                     $828,916.75





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                            $10,842,536.78
(B) Draw for Servicing Fee (if Positive (II(G)I-I(J))                                         $0.00
(C) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                           $0.00
(D) Draw for Class B Distributable Amount and Servicing Fee (If Positive ((I                  $0.00
(E) Amount Available for Deposit to the Reserve Fund (If Positive (I(J) - (I            $386,768.81
(F) Reserve Fund Balance Prior to Release (IV(A-B-C-D+E))                                                    11,229,305.59

(G) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                                                 16,200,744.13

(H) Reserve Fund Release to Seller (If Positive (F-G))                                        $0.00
(I) Ending Reserve Fund Balance (G-H)                                                $11,229,305.59






V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                          $159,675.44
(B) Investment Earnings                                                                       $0.00
(C) Additional Yield Supplement Amounts                                                       $0.00
(D) Yield Supplement Deposit Amount                                                      $38,131.27
(E) Ending Yield Supplement Account Balance                                             $121,544.17
(F) Release Amount Due Seller                                                              4,035.91
(G) Ending Yield Supplement Account Balance to be Invested                               117,508.26


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VI(B)i-ii-iii)                             2,338.30
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                      241,229.48
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(             102,681.43
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                        136,209.75
(C) Cumulative Net Losses for all Periods (VI(A)+B(I))                                 7,858,993.56

(D) Delinquent and Repossessed Contracts
                                                           Contracts                          Amount

    (i)   31-60 Days Delinquent                                 591    1.54%           3,176,419.00
    (ii)  61-90 Days Delinquent                                 111    0.29%             637,229.00
    (iii) Over 90 Days Delinquent                                24    0.06%             141,683.00

    (iv)  Vehicles Repossessed During the Col                    27    0.07%             211,264.94
    (v)  Total Accumulated Repossessed and in                    42    0.10%             298,556.34

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                  0.20%
    (ii)  Preceeding Collection Period                                                         0.74%
    (iii) Current Collection Period                                                            0.02%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                  0.32%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                  0.46%
    (ii)  Preceeding Collection Period                                                         0.47%
    (iii) Current Collection Period                                                            0.46%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                  0.46%

(C) Loss and Delinquency Trigger Indicator                                  Trigger Was Not Hit










I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance
